                      [LETTERHEAD OF ERNST & YOUNF LLP]



                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Form S-8 expected to be dated May 1, 1996 pertaining to the Cade Industries, Inc. 1994 Stock Option Plan, the May 3, 1994 Nonstatutory Stock Option Agreement for the Benefit of Terrell L. Ruhlman, the December 30, 1994 Nonstatutory Stock Option Agreement for the Benefit of Richard Gribbins, and the December 31, 1995 Nonstatutory Stock Option Agreement for the Benefit of Richard Gribbins and in each related Prospectus, of our report dated February 13, 1995 with respect to the consolidated financial statements and the financial statement schedule listed in the Index at Item 14(a) included in the Annual Report on Form 10-K of Cade Industries, Inc. for the year ended December 31, 1995.


                                                     /s/ Ernst & Young LLP

                                                     ERNST & YOUNG LLP



Detroit, Michigan
April 30, 1996


                                                 Exhibit 23.1
                                                 Cade Industries, Inc.
                                                 Form S-8 Registration Statement